Exhibit 10.3

AMENDMENT NO. TWO TO THE RIGHTS AGREEMENT

This Amendment No. Two (this “Amendment”) to the Rights Agreement dated as of November 2, 1999, as amended by Amendment No. One (“Amendment No. One”) to the Rights Agreement dated as of April 21, 2005 (as amended by Amendment No. One, the “Rights Agreement”), is made by and between Matrix Service Company, a Delaware corporation (the “Company”), and UMB Bank, N.A., as Rights Agent (the “Rights Agent”), effective as of October 3, 2005;

WHEREAS, pursuant to the terms and conditions of the Rights Agreement, the Company and the Rights Agent desire to further amend the Rights Agreement as set forth below;

WHEREAS, the Company, by its execution of this Amendment, hereby directs the Rights Agent to execute this Amendment;

WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Rights Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to Rights Agreement.

1.1 Amendment to Section 1.

a. The third sentence (as previously amended) of the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following after the language “on the Closing Date” in the second line thereof: “and the purchase of Common Shares pursuant to the October Securities Purchase Agreement”.

b. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by inserting the following text immediately following the third sentence of such definition (as previously amended):

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, “Acquiring Person” shall not include the Tontine Group, acting individually or with another Person, unless and until such time as the Tontine Group shall increase its Beneficial Ownership of Common Shares to an amount in excess of 25% or more of the then-outstanding Common Shares; provided, however, that the Tontine Group will not be deemed to be an Acquiring Person solely as a result of (i) stock issuances by the Company to any member of the Tontine Group, which are not part of a broader sale of stock, or (ii) a reduction in the number of Common Shares outstanding unless and until such time after such reduction as (A) the Tontine Group becomes the Beneficial Owner of additional Common Shares (other than as a result of a stock dividend, stock split, stock repurchases or similar transaction effected by the Company in which all holders of Common Shares are treated equally, and other than issuances of stock by the Company to any member of the Tontine Group, which are not part of a broader sale of stock) and after giving effect to such additional Common Shares the Tontine Group is the Beneficial Owners of an amount in excess of 25% or more of the then-outstanding Common Shares, or (B) any other Person who is a Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of the Tontine Group and after giving effect thereto the Tontine Group is the Beneficial Owner of an amount in excess of 25% or more of the then-outstanding Common Shares.”

c. The fourth word in the last sentence of the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement is hereby changed from “four” to “five.”

d. The definition of “Distribution Date” set forth in Section 1(h) of the Rights Agreement (as such Section may have been re-designated pursuant to Amendment No. One and this Amendment) is hereby amended by inserting the following text immediately after the period concluding the definition:

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a “Distribution Date” shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the October Securities Purchase Agreement”

e. The definition of “Flip-In Event” set forth in Section 1(l) of the Rights Agreement (as such Section may have been re-designated pursuant to Amendment No. One and this Amendment) is hereby amended by inserting the following text immediately after the period concluding the definition:

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a “Flip-In Event” shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the October Securities Purchase Agreement.”

f. The definition of “Flip-Over Event” set forth in Section 1(m) of the Rights Agreement (as such Section may have been re-designated pursuant to Amendment No. One and this Amendment) is hereby amended by inserting the following text immediately after the period concluding the definition:

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a “Flip-Over Event” shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the October Securities Purchase Agreement.”

g. The definition of “Share Acquisition Date” set forth in Section 1(z) of the Rights Agreement (as such Section may have been re-designated pursuant to Amendment No. One and this Amendment) is hereby amended by inserting the following text immediately after the period concluding the definition:

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a “Stock Acquisition Date” shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the October Securities Purchase Agreement.”

h. The definition of “Triggering Event” set forth in Section 1(cc) of the Rights Agreement (as such Section may have been re-designated pursuant to Amendment No. One and this Amendment) is hereby amended by inserting the following text immediately after the period concluding the definition:

“Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a “Triggering Event” shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the October Securities Purchase Agreement.”

i. The following definitions are hereby added to Section 1 of the Rights Agreement in their proper alphabetical order and any cross-references to subsections of Section 1 are modified as appropriate:

“October Securities Purchase Agreement” means the Securities Purchase Agreement dated as of October 3, 2005, by and among the Company, Tontine and the Investors.

“Tontine Group” means Jeffrey L. Gendell, Tontine Capital Partners, L.P., Tontine Capital Management L.L.C. and any of their Affiliates or Associates.

1.2 Addition of Section 35. The Rights Agreement is hereby further amended by adding a new Section 35 as follows:

“35. Exception for October Securities Purchase Agreement. Notwithstanding anything to the contrary in this Rights Agreement, no Person shall be granted or issued any Rights, and no holder of any Rights shall be entitled to exercise such Rights under any of the sections, terms, or provisions of this Agreement, by reason of: (i) the negotiation, execution, delivery, or preparation of the October Securities Purchase Agreement; or (ii) the consummation of the transactions contemplated by the Securities Purchase Agreement.”

Section 2. Miscellaneous.

2.1 Effectiveness. This Agreement shall be deemed effective as of the date first written above, as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall not be otherwise affected by this Agreement.

2.2 Further Assurances. Each party agrees that, from time to time upon the written request of the other party, it will execute and deliver such further documents and do such other acts and things as the other party may reasonably request to effect the purposes of this Agreement.

2.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

2.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

2.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties; provided, however, that neither party shall assign or transfer its rights hereunder without the prior written consent of the other party.

2.6 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
Name:	George L. Austin
Title:	VP and CFO

UMB BANK, N.A.

By:
Name:
Title:

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